Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-204313) pertaining to the Healthways, Inc. Amended and Restated 2014 Stock Incentive Plan,
2.	Registration Statement (Form S-8 No. 333-197025) pertaining to the Healthways, Inc. 2014 Stock Incentive Plan,
3.	Registration Statement (Form S-8 No. 333-167818) pertaining to the Healthways, Inc. 2007 Stock Incentive Plan,
4.	Registration Statement (Form S-8 No. 333-140950) pertaining to the Healthways, Inc. 2007 Stock Incentive Plan,
5.	Registration Statement (Form S-8 No. 333-122881) pertaining to the American Healthways, Inc. 1996 Stock Incentive Plan,
6.	Registration Statement (Form S-8 No. 333-113149) pertaining to the American Healthways, Inc. 1996 Stock Incentive Plan,
7.	Registration Statement (Form S-8 No. 333-103510) pertaining to the American Healthways, Inc. 1996 Stock Incentive Plan,
8.	Registration Statement (Form S-8 No. 333-70948) pertaining to the American Healthways, Inc. 2001 Stock Option Plan for New Employees,
9.	Registration Statement (Form S-8 No. 333-33336) pertaining to the American Healthways, Inc. 1996 Stock Incentive Plan, and
10.	Registration Statement (Form S-8 No. 333-04615) pertaining to the American Healthcorp, Inc. 1996 Stock Incentive Plan;

of our report dated March 14, 2014, with respect to the consolidated financial statements of Healthways, Inc. for the year ended December 31, 2013 included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Nashville, Tennessee
March 4, 2016